EXHIBIT 10.71

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     This Settlement Agreement, and Mutual Release ("Agreement"), entered into this 17th day of May, 2002, is by and between Olympia Gaming Corporation, a wholly owned subsidiary of Elsinore Corporation (hereinafter collectively referred to as "Olympia"), Elsinore Corporation ("Elsinore"), The Jamestown S'Klallam Tribe (the "Tribe"), and JKT Gaming, Inc., ("JKTG") (together, the "Parties").

                                    RECITALS

     A. The Parties entered into agreements as follows: Gaming Project Development and Management Agreement, dated September 28, 1993, between Olympia, the Tribe and JKTG; First Amendment to Gaming Project Development and Management Agreement, dated November 12, 1993, between Olympia, the Tribe and JKTG; Loan Agreement, dated November 12, 1993, between Olympia, the Tribe and JKTG; Performance Guaranty dated as of December 3, 1993 between Elsinore, the Tribe and JKTG; First Amendment to Loan Agreement, dated December 3, 1993, between Olympia, the Tribe and JKTG; Addendum to Management Agreement, dated January 28, 1994, between Olympia, the Tribe and JKTG; Amended Project Note, dated January 23, 1994, and, Amendment To Management Contract, dated June 6, 1994, between Olympia, the Tribe and JKTG.

     B. Pursuant to the agreements, Olympia, among other things, loaned $9 million to JKTG. In November 1995, JKTG gave notice of termination of the Gaming Project Development and Management Agreement, as amended. Discussions between the Parties regarding the foregoing raised a number of disputes and differences. Olympia alleges that it is due approximately $2,200,000 pursuant to the terms of the agreements between the Parties, but Olympia is willing to compromise in consideration of JKTG's agreement to voluntarily make the payments provided in this Agreement. JKTG alleges that it is obligated to pay no monies to Olympia, but JKTG is willing to compromise and settle to avoid the expense of litigation. The Parties now agree to resolve all disputes and differences through this Agreement.

                                    AGREEMENT

     NOW,   THEREFORE,   for  and  in  consideration  of  the  following  terms,
conditions, and covenants, the Parties agree as follows:

     1. Intent to Settle. The Parties intend to and the Agreement does resolve all claims and disputes between them arising out of or related to the agreements identified in the above recitals, including all claims and cross-claims, which could have been asserted by the Parties in a lawsuit or arbitration proceeding ("Claims").

     2. Settlement Terms.

     2.1 Payment Amount. In full consideration for this Agreement, Olympia agrees to accept, and JKTG agrees to pay Olympia, a total of $1,500,000 subject to the following terms and conditions:

     (a) Initial Payment: Standard Payment Schedule. JKTG shall pay Olympia $300,000 (the "Initial Payment") upon execution of this Agreement and will pay to Olympia the balance of $1,200,000 over 36 months beginning June 15, 2002, and payable on the 15th day of each month thereafter with simple interest at 7.95%, computed on a 360 day year, according to the amortization schedule attached as Exhibit A (the "Standard Payment Schedule"). All payments made will be credited first to accrued but unpaid interest and then to principal.

     (b) Advance Payment. JKTG may pay the entire balance due in cash at any time. In the event JKTG elects to pay the entire balance in advance, the amount owing will be reduced or "kicked down" and the total pay-off amount (hereafter the "Advance Payment Amount") will be equal to the Base Principal Amount (according to Table 1 below) less credit for the $300,000 paid on execution and credit for the principal portion for each monthly payment that has been made, plus any accrued but unpaid interest owing as of the date of payment.

                                     TABLE 1


           Advance Payment Made                     Base Principal Amount

           On or before November 15, 2002                $1,250,000
           On or before May 15, 2003                      1,300,000
           On or before November 15, 2003                 1,350,000
           On or before May 15, 2004                      1,400,000
           On or before November 15, 2004                 1,450,000
           On or before May 15, 2005                      1,500,000

     By way of a first example, if JKTG makes only one payment on June 15, 2002, of $37,575.97, consisting of $29,625.97 in principal and $7,950.00 in interest, and decides to make advance payment on June 16, 2002, then the Advance Payment Amount would be $920,374.03, plus any accrued but unpaid interest, calculated as follows:

         $1,250,000.00      Base Principal Amount
        ($  300,000.00)     Payment on Execution
        ($   29,625.97)     Total Principal Payments made through June 16, 2002
         $  920,374.03      Advance Payment Amount

     By way of a second example, if JKTG makes ten payments starting June 15, 2002, and ending on March 15, 2003, consisting of $305,249.78 in principal, and thereafter desires to make advance payment on March 16, 2003, then the Advance Payment Amount on March 16, 2003 would be $694,750.22, plus any accrued but unpaid interest, calculated as follows:

         $1,300,000.00      Base Principal Amount
        ($  300,000.00)     Payment on Execution
        ($  305,249.78)     Total Principal Payments made through March 15, 2003
         $  694,750.22      Advance Payment Amount

     (c) Late Payment. In the event JKTG fails to pay a monthly payment, and does not cure within sixty (60) days, then the total amount of principal due will increase or "kick-up" to $2,200,000, plus any accrued and unpaid interest, with credit for the $300,000 paid on execution and with credit for the principal portion of each monthly payment paid (hereafter the "Late Payment Amount"). The Late Payment Amount, calculated according to the foregoing formula and consistent with the examples set forth below, will be immediately due in the event JKTG fails to pay a monthly payment and does not cure within the allotted sixty (60) days. The Late Payment Amount will bear interest at the rate of 7.95% per annum, until paid.

     In order to lessen the prospect of an inadvertent failure to pay, misdelivery, or miscommunication, in the event that Olympia fails to receive a monthly payment when due, Olympia shall make a good faith effort to provide written notice of the failure to receive payment to JKTG and to provide said notice on or before the 15th calendar day after the due date.

     By way of a first example, if JKTG makes only one payment of $37,575.97 on June 15, 2002, consisting of $29,625.97 in principal and $7,950.00 in interest, and thereafter fails to make payments and to cure within sixty (60) clays, then the Late Payment Amount of $1,870,374.03 (calculated as follows) plus accrued interest, would be immediately due:

      $2,200,000.00        "Kick-up" Amount
     ($  300,000.00)       Payment on Execution
     ($   29,625.97)       Total Principal Payments made through June 16, 2002
      $1,870,374.03        Advance Payment Pay-Off Amount

     By way of a second example, if JKTG makes ten payments starting June 15, 2002, and ending on March 15, 2003, consisting of $305,249.78 in principal, and thereafter fails to make payments and to cure within the sixty (60) day period, then the Late Payment Pay-off Amount of $1,594,750.22 (calculated as follows) plus accrued interest would be immediately due:

      $2,200,000.00        Base Principal Amount
     ($  300,000.00)       Payment on Execution
     ($  305,249.78)       Total Principal Payments made through March 15, 2003
      $1,594,750.22        Advance Payment Pay-Off Amount

     (d) Payment Instruction. Unless otherwise instructed by Olympia in writing, all payments shall be made payable to Olympia Gaming Corporation at the following address:
                                  Olympia Gaming Corporation
                                  202 Freemont Street
                                  Las Vegas, Nevada  89101
                                  Attn:  Gina Contner

     3. Mutual Release of the Parties: Hold Harmless.

     3.1 Release. Each of the Parties and their officers, directors, employees, agents, and representatives, and all predecessors, successors, assigns, and entities claiming by or through any of the Parties, hereby releases each of the other Parties and their officers, directors, employees, agents, and representatives, and all predecessors, successors, assigns, and entities claiming by or through any of the Parties, without limitation, from all Claims or causes of action of any kind or nature whatsoever, accrued or unaccrued, known or unknown, foreign or domestic, including but not limited to subrogation, which any of the Parties now has or may have related to or arising out of, directly or indirectly, the Claims or any other claims whatsoever arising out of or related to any of the facts or allegations underlying the Claims which could have been asserted in any lawsuit or arbitration proceeding. Notwithstanding the foregoing, this Agreement does not release any prospective claim regarding breach of this Agreement.

     4. No Admissions. This Agreement is executed for the purpose of settling disputes and avoiding the expense and risks of litigation. This Agreement is not and shall not be construed as an admission or acknowledgment of liability or wrongdoing on the part of any of the Parties.

     5. Limited Waiver of Sovereign Immunity.

     5.1 Jurisdiction and Venue. The Tribe and JKTG do not waive, limit, or modify their sovereign immunity from unconsented suit except as provided in this
Section 5. The Tribe and JKTG expressly waive their sovereign immunity from suit or action for any and all matters arising out of or related to this Agreement, including but not limited to any actions to enforce this Agreement, or the collection of amounts owing under this Agreement. The Tribe and JKTG consent to be sued in the United States District Court for the Western District of Washington, the United States Court of Appeals for the Ninth Circuit, and the United States Supreme Court. Venue for any suits or actions between the parties shall be in United States District Court for the Western District of Washington. If and only if the United States District Court lacks jurisdiction, then and only then do the Tribe and JKTG consent to be sued in the Superior Court of the State of Washington in Clallam County, with appeals as appropriate to the Washington Court of Appeals and the Washington State Supreme Court. Provided further, that if Olympia in any way challenges the jurisdiction of the United States District Court, the Tribe, upon such event, shall be deemed to have revoked this limited waiver of sovereign immunity to the State court system. The parties agree that recourse to the Tribal Court for dispute resolution is inappropriate and not desired. The Tribe and JKTG specifically and expressly waive the doctrine of tribal remedies or comity, to the fullest extent permitted by law.

     5.2 Scope of Remedies. The waiver in this Section 5 authorizes only the following remedy:

     (a) Monetary Damages. The Courts described in Section 5.1 shall have authority to enforce an award of monetary damages set forth in any judgment or order of the court. However, Olympia agrees that the sole source of funds which can be used to pay any judgment or order of the Court related to the Agreement shall be from the Net Income Before Extraordinary Items of JKTG from the operation of the Seven Cedars Casino from and after April 15, 2002. For purposes of calculating Net Income Before Extraordinary Items, any month in which there is a Net Loss Before Extraordinary Items will be excluded from the calculation. Net Income Before Extraordinary Items shall be determined in accordance with Generally Accepted Accounting Principals ("GAAP"). In no instance shall any enforcement of any kind whatsoever be allowed against any other assets of the Tribe or JKTG other than the assets of the Tribe and JKTG specified herein. In no case shall a party be entitled to punitive damages.

     (b) Injunctive or Declaratory Relief. The Court may utilize its powers, including its equity Powers, as it deems necessary and appropriate, except that nothing herein shall be deemed to constitute consent by the Tribe or JKTG to waive immunity with respect to any claim by Olympia for possession, control, or occupancy of the Facility, the Gaming Enterprise, any part of the reservation, or any real or personal property of the Tribe or JKTG.

     6.       Capacity; General Provisions.

     6.1 The signors for the corporate entities have full corporate authority to bind them to this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties and their officers, directors, employees, agents, and representatives and all other predecessors, successors, assigns, and entities claiming by or through any of the Parties.

     6.2 This Agreement reflects the entire understanding of the Parties, and cannot be amended except by a writing signed by all Parties.

     6.3 The terms of this Agreement are contractual and have been entered into for valid and adequate consideration. No promise or inducement has been offered except as set forth herein.

     7. Governing Law. If it becomes necessary to enforce or interpret any of this Agreement's terms, the laws of the State of Washington shall apply, with jurisdiction in Washington and venue in King County, without giving effect to principles or provisions relating to conflicts of laws or choice of law.

     8. Independent Legal Counsel. The Parties acknowledge that they have read this Agreement and fully understand its terms, and that they have been fully advised by their legal counsel. Counsel for both of the Parties has had the opportunity to participate in the preparation and review of this Agreement. The Parties waive the general rule of construction that an agreement shall be construed against its drafter.

     9. Counterparts. This Agreement may be executed in any number of identical counterparts, with the same effect as if all Parties had signed the same document.

     10. Not a Management Contract. The parties agree that this Agreement is not intended to be construed or interpreted in any manner, shape or form as a Management Contract, requiring approval by the National Indian Gaming Commission pursuant to the Indian Gaming Regulatory Act of 1988 ("IGRA"), 25 U.S.C. Section 2701 et seq., and, therefore, this Agreement is deemed valid and binding on the parties upon execution. The parties further agree that Olympia does not have, nor shall it assert, any rights to manage the Facility or undertake any actions or conduct with respect to management of the Facility.

     11. Resolutions. The Tribe shall pass a tribal resolution in the form attached hereto as Exhibit B, whereby the Tribe shall reaffirm the terms of this Agreement. JKTG shall pass a corporate resolution in the form attached hereto as Exhibit C, whereby JKTG shall affirm the terms of this Agreement.

     12. Attorneys Fees. In the event any suit or action is instituted to enforce or interpret any of the terms of this Agreement, including an action or participation in or in connection with the case or proceeding under any chapter of the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to such sum as the court may adjudge reasonable as attorneys fees in such suit, action or proceeding or upon any appeal form any judgment, order or decree entered therein.

     13. Inspection of Records. If and only if JKTG fails to make a payment when due and fails to cure pursuant to Section 2.1.(c) of this Agreement, then JKTG and the Tribe agree to appoint an independent third-party to examine the books of accounts, bills, statements and other records and files of JKTG's Seven Cedars Casino, to make copies thereof, to discuss the financial records and accounts of the gaming enterprise with its general manager and appropriate officers of JKTG at reasonable times, and to prepare a financial report to the Parties. Olympia, Elsinore, and the independent third-party shall use due care to maintain the confidentiality of said documents and the information therein, and shall allow disclosure (a) only to those managers and officers of Olympia and Elsinore who need to know and (b) only as is necessary to enforce the rights of Olympia and Elsinore under this Agreement.

OLYMPIA GAMING CORPORATION                        ELSINORE CORPORATION



By:   /s/J.C. "Bruce" Waterfall                  By:   /s/Philip W. Madow

Its:  President                                   Its:  President

Date: 05/20/02                                    Date: 05/17/02

THE JAMESTOWN S'KLALLAM TRIBE                     JKTG GAMING, INC.



By:   /s/W. Ron Allen                             By:   /s/W. Ron Allen

Its:  Chairman                                     Its:  Chairman

Date: 5/17/02                                      Date: 5/17/02




                                    Exhibit A
                            Standard Payment Schedule


          Seven Cedars Casino
          Elsinore Settlement
             Note Payable                                                   Interest Rate                      7.95%
                                                                          No. of Payments                         36
                                                                              Monthly Pmt                  37,575.97
                                                     Payment on Execution/Initial Payment                 300,000.00
                                                                         Payment Due Date              15th of Month
--------------------- ------- ------------------------ ----------------- ------------------- -------------------------
        Date          Pmt            Payments              Interest          Principal                  1,500,000.00
                      No.
--------------------- ------- ------------------------ ----------------- ------------------- -------------------------

Initial Pmt                             300,000.00                              300,000.00              1,200,000.00
---------------------
6/15/2002             1                  37,575.97           7,950.00            29,625.97              1,170,374.03
---------------------
7/15/2002             2                  37,575.97           7,753.73            29,822.24              1,140,551.80
---------------------
8/15/2002             3                  37,575.97           7,556.16            30,019.81              1,110,531.99
---------------------
9/15/2002             4                  37,575.97           7,357.27            30,218.69              1,080,313.30
---------------------
10/15/2002            5                  37,575.97           7,157.08            30,148.89              1,049,894.41
---------------------
11/15/2002            6                  37,575.97           6,955.55            30,620.42              1,019,273.99
---------------------
12/15/2002            7                  37,575.97           6,752.69            30,823.28                988,450.72
---------------------
1/15/2003             8                  37,575.97           6,548.49            31,027.48                957,423.24
---------------------
2/15/2003             9                  37,575.97           6,342.93            31,233.04                926,190.20
---------------------
3/15/2003             10                 37,575.97           6,136.01            31,439.96                894,750.24
---------------------
4/15/2003             11                 37,575.97           5,927.72            31,648.25                863,102.00
---------------------
5/15/2003             12                 37,575.97           5,718.05            31,857.91                831,244.08
---------------------
6/15/2003             13                 37,575.97           5,506.99            32,068.97                799,175.11
---------------------
7/15/2003             14                 37,575.97           5,291.54            32,281.43                766,893.68
---------------------
8/15/2003             15                 37,575.97           5,080.67            32,495.29                734,398.39
---------------------
9/15/2003             16                 37,575.97           4,865.39            32,710.58                701,687.81
---------------------
10/15/2003            17                 37,575.97           4,648.68            32,927.28                668,760.53
---------------------
11/15/2003            18                 37,575.97           4,430.54            33,145.43                635,615.10
---------------------
12/15/2003            19                 37,575.97           4,210.95            33,366.02                602,250.08
---------------------
1/15/2004             20                 37,575.97           3,989.91            33,586.05                568,664.02
---------------------
2/15/2004             21                 37,575.97           3,767.40            33,808.57                534,855.46
---------------------
3/15/2004             22                 37,575.97           3,543.42            34,032.55                500,822.91
---------------------
4/15/2004             23                 37,575.97           3,317.95            34,258.01                466,564.90
---------------------
5/15/2004             24                 37,575.97           3,090.99            34,484.97                432,079.92
---------------------
6/15/2004             25                 37,575.97           2,862.53            34,713.44                397,366.49
---------------------
7/15/2004             26                 37,575.97           2,632.55            34,943.41                362,423.07
---------------------
8/15/2004             27                 37,575.97           2,401.05            35,174.91                327,248.16
---------------------
9/15/2004             28                 37,575.97           2,168.02            35,407.95                291,840.22
---------------------
10/15/2004            29                 37,575.97           1,933.44            35,642.52                256,197.69
---------------------
11/15/2004            30                 37,575.97           1,697.31            35,878.66                220,319.04
---------------------
12/15/2004            31                 37,575.97           1,459.61            36,116.35                184,202.68
---------------------
1/15/2005             32                 37,575.97           1,220.34            36,355.62                147,847.06
---------------------
2/15/2005             33                 37,575.97             979.49            36,596.48                111,250.58
---------------------
3/15/2005             34                 37,575.97             737.04            36,838.93                 74,411.65
---------------------
4/15/2005             35                 37,575.97             492.98            37,082.99                 37,328.66
---------------------
5/15/2005             36                 37,575.97             247.30            37,328.66                      0.00
---------------------
                              ------------------------ ----------------- -------------------
                                      1,652,734.76         152,754.76         1,500,000.00
                              ------------------------ ----------------- -------------------


                                    Exhibit B
                               Resolution No.13.02
                                   RESOLUTION

                            JAMESTOWN S'KLALLAM TRIBE

WHEREAS, the  Jamestown  S'Klallam  Tribe  ("Tribe")  is a Federally  recognized
     Indian Tribe and possesses attributes of sovereignty over both its members and its territories; and

WHEREAS, in accordance with its Constitution and Bylaws, the Tribe is governed by the Jamestown S'Klallam Tribal Council; and

WHEREAS, the Tribal Council is vested with the powers to manage the financial affairs of the Tribe and to appropriate Tribal funds for Tribal purposes; and

WHEREAS, JKT Gaming, Inc. ("JKTG") is a tribal corporation, organized and chartered by the Tribe; and

WHEREAS, the Tribe and JKTG have entered into a Settlement  Agreement and Mutual
     Release ("Agreement") with Olympia Gaming Corporation, a subsidiary of Elsinore Corporation, intended to resolve all pending disputes and differences between the parties of that Agreement; and

WHEREAS, the Tribe and JKTG have agreed, among other things, that (i) the Jamestown S'Klallam Tribal Court shall have no jurisdiction over the Agreement; (ii) any and all tribal remedies are expressly waived; and (iii) a limited waiver of sovereign immunity as set forth in Paragraph 5 of the Agreement is expressly consented to and authorized; and

WHEREAS, the Jamestown S'Klallam Tribal Council has determined that it is in the Tribe's best interest to execute the Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Jamestown S'Klallam Tribal Council does hereby authorize and approve the execution of the Agreement, including the provisions therein as to limited waiver of sovereign immunity and exhaustion of tribal remedies.

BE IT FINALLY RESOLVED, that the Jamestown S'Klallam Tribal Council does hereby authorize its Chairman to execute the Agreement and any related documents on behalf of the Tribe. and to otherwise take any and all actions necessary or incident to the performance of the Tribe thereunder.


                                  CERTIFICATION

     We, the undersigned, as the Chairman and Secretary of the Jamestown S'Klallam Tribal Council do hereby certify that the Jamestown S'Klallam Tribal Council is composed of five (5) members of whom five (5) constituting a quorum were present at a meeting on this 13th day of May, 2002, and that the foregoing resolution was adopted by the affirmative vote of 5 members for and 0 against and 0 abstention.

JAMESTOWN S'KLALLAM TRIBAL COUNCIL



/s/W. Ron Allen
   Chairman




/s/Clifford E. Prime
   Secretary





                                    Exhibit C
                              Resolution No. 01.02

                                   RESOLUTION

                                JKT GAMING, INC.

WHEREAS, JKT Gaming, Inc. ("JKTG") is a tribal corporation, organized and chartered by the Jamestown S'Klallam Tribe ("Tribe"); and

WHEREAS, JKTG is empowered pursuant to its Articles of Incorporation and Bylaws;
     and

WHEREAS, the Tribe and JKTG have entered into a Settlement  Agreement and Mutual
     Release ("Agreement") with Olympia Gaming Corporation, a subsidiary of Elsinore Corporation, intended to resolve all pending disputes and differences between the parties of that Agreement; and

WHEREAS, the Tribe and JKTG have agreed, among other things, that (i) the Jamestown S'Klallam Tribal Court shall have no jurisdiction over the Agreement; (ii) any and all tribal remedies are expressly waived; and (iii) a limited waiver of sovereign immunity as set forth in Paragraph 5 of the Agreement is expressly consented to and authorized; and

WHEREAS, the JKTG Board of Directors has determined that it is in JKTG's best interest to execute the Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the JKTG Board of Directors does hereby authorize and approve the execution, delivery and performance of Agreement, including the provisions therein as to the limited waiver of sovereign immunity and exhaustion of tribal remedies.

BE IT FINALLY RESOLVED, that the JKTG Board of Directors does hereby authorize the Chairperson of the Board to execute the Agreement and any related documents on behalf of JKTG, and to otherwise take any and all actions necessary or incident to the performance of JKTG thereunder.



                                  CERTIFICATION


     We, the undersigned, as the Chairperson and Secretary of JKTG, do hereby certify that the Board of Directors, in a meeting held on May 17, 2002, adopted the foregoing resolution by a vote of 4 (for) to 0 (against).

JKT GAMING, INC.



/s/W. Ron Allen
   Chairperson of the Board of Directors




/s/Clifford E. Prime
   Secretary